As filed with the Securities and Exchange Commission on May 16, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
TECHNICAL COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation or Organization)	04-2295040 (I.R.S. Employer Identification No.)

100 Domino Drive, Concord, Massachusetts	01742
(Address of Principal Executive Offices)	(Zip Code)
2010 EQUITY INCENTIVE PLAN
(Full Title of the Plan)
Carl H. Guild, Jr.
President & Chief Executive Officer
Technical Communications Corporation
100 Domino Drive
Concord, Massachusetts 01742
(Name and Address of Agent For Service)
(978) 287-5100
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

Title of		Proposed Maximum	Proposed Maximum
Securities to	Amount to	Offering Price	Aggregate	Amount of
be Registered	be Registered(1)	per Share(2)	Offering Price	Registration Fee
Common Stock, $0.10 par value	200,000	$9.43	$1,886,000	$219

(1)	Pursuant to Rule 416, there are also being registered such additional shares of common stock as may become issuable pursuant to any stock dividend, stock split or similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the common stock reported on the NASDAQ Capital Market on May 9, 2011, in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE
This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register shares of the common stock, $0.10 par value per share, issuable under the Technical Communications Corporation 2010 Equity Incentive Plan, as amended and restated.
This Registration Statement on Form S-8 includes a reoffer prospectus prepared in accordance with the applicable requirements of Part I of Form S-3 under the Securities Act as permitted by General Instruction C to Form S-8. The reoffer prospectus may be used for reoffers and re-sales, on a continuous or delayed basis in the future, of restricted securities and control securities (as such terms are defined in General Instruction C to Form S-8) acquired pursuant to the plan.
PART I — INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The document(s) containing the information required by this Part I are not required to be filed with the Securities and Exchange Commission as part of this Registration Statement on Form S-8. Such documents and the documents incorporated by reference in this Registration Statement on Form S-8 pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and will be sent or given to participants in the Technical Communications Corporation 2010 Equity Incentive Plan, as amended and restated.
The reoffer prospectus referred to above in the explanatory note follows this Part I.

Reoffer Prospectus
Technical Communications Corporation
57,401 shares of Common Stock
This Reoffer Prospectus relates to the resale of up to 57,401 shares of the common stock, $0.10 par value, of Technical Communications Corporation that may be offered and sold from time to time by certain affiliates of the Company as described under “Selling Stockholders” below. These stockholders are current officers and directors of the Company who will acquire such shares pursuant to the exercise of stock options previously granted under the Technical Communications Corporation 2010 Equity Incentive Plan, as amended and restated (the “Plan”). This Reoffer Prospectus also relates to options and other awards that may be granted under the Plan subsequent to the date hereof.
The selling stockholders may resell all or a portion of such shares from time to time. Each selling stockholder may sell his or her shares in public or private transactions, at market prices prevailing at the time of sale, at prices related to such prevailing prices, at negotiated prices, or at fixed prices, which may be changed. See “Plan of Distribution” herein.
The shares of common stock subject to this Reoffer Prospectus are “control securities” under the Securities Act of 1933, as amended (the “Securities Act”). This Reoffer Prospectus has been prepared for the purpose of registering the shares under the Securities Act to allow future sales by the selling stockholders, on a continuous or delayed basis, to the public without restriction. Each selling stockholder and any broker or dealer executing selling orders on a selling stockholder’s behalf pursuant to this Reoffer Prospectus may be deemed an “underwriter” within the meaning of the Securities Act. Any commissions paid to a broker or a dealer and, if a broker-dealer purchases any shares as a principal, any profit received by any such broker-dealer on the resale of shares, may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by a selling stockholder may be deemed underwriting commissions.
TCC will not receive any proceeds from the sale of shares of common stock pursuant to this Reoffer Prospectus, although the Company will receive the exercise price of any options exercised by the holders thereof. The Company is paying the expense incurred in registering the shares, but all selling and other expenses incurred by each of the selling stockholders, including brokerage commissions, will be borne by such stockholder.
Our common stock is traded on the NASDAQ Capital Market under the symbol TCCO. On May 9, 2011, the closing price of our common stock as reported by the The NASDAQ Stock Market, Inc. was $9.29 per share.
Investing in our securities involves a high degree of risk. See “RISK FACTORS” beginning on page 4.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.
The date of this Reoffer Prospectus is May 16, 2011.

ABOUT THIS PROSPECTUS
This Reoffer Prospectus is a part of a Registration Statement on Form S-8 (the “Registration Statement”) that we are filing with the Securities and Exchange Commission (the “SEC” or “Commission”) under the Securities Act with respect to an aggregate 200,000 shares of our common stock issuable under the Plan, which shares include the securities offered by this Reoffer Prospectus. This Reoffer Prospectus, which constitutes a part of the Registration Statement, does not contain all the information in the Registration Statement. For further information about TCC and our securities, see the Registration Statement and the exhibits included therewith.
You should rely only on the information contained in this Reoffer Prospectus. We have not authorized any other person to provide you with different information or make any representations other than those contained herein. If any such information is given or any such representation is made, you should not rely on such information or representation. You should assume that the information appearing in this Reoffer Prospectus is accurate only as of the date set forth on the front cover hereof, regardless of the time of delivery hereof or of any sale of our common stock hereunder.
Statements made in this Reoffer Prospectus as to the content of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement and any amendments and exhibits thereto are available for inspection and copying as discussed below under “Where You Can Find More Information”.
This Reoffer Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
References in this Reoffer Prospectus to “us”, “we” “our”, “TCC” and the “Company” mean Technical Communications Corporation and its wholly-owned subsidiary, TCC Investment Corp., unless the context otherwise requires.

PROSPECTUS SUMMARY
This summary highlights key aspects of the information contained elsewhere or incorporated by reference in this Reoffer Prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire Reoffer Prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors” beginning on page 4, and those additional documents to which we refer before making an investment decision. See “Where You Can Find More Information” on page 14.
Our Business
Technical Communications Corporation designs, manufactures, markets and sells communications security devices and systems. The secure communications solutions provided by TCC protect vital information transmitted over a wide range of data, fax and voice networks. TCC’s products have been sold into over 115 countries and are in service with governments, military agencies, telecommunications carriers, financial institutions and multinational corporations.
The Company’s products consist of sophisticated electronic devices that enable users to transmit information in an encrypted format and permit recipients to reconstitute the information in a deciphered format if the recipient possesses the right decryption “key”. The Company’s products can be used to protect confidentiality in communications between radios, telephones, facsimile machines and data processing equipment over wires, fiber optic cables, radio waves and microwave and satellite links. A customer may order equipment that is specially programmed to scramble transmissions in accordance with a code to which only the customer has access. The principal markets for the Company’s products are foreign and domestic governmental agencies, law enforcement agencies, financial institutions, and multinational companies requiring protection of mission-critical information.
TCC historically and presently designs and develops its own equipment and software to meet the requirements of general secure communications applications, as well as the custom-tailored requirements of specific users. Management believes the coordinated development of cryptographic software and associated hardware allows TCC to provide high-strength encryption security products with efficient processing and transmission. Both criteria, the Company believes, are essential to customer satisfaction.
TCC manufactures most of its products using third-party vendors for the supply of components and selected processing. Final assembly, software loading, testing and quality assurance are performed by TCC at its factory. This manufacturing approach allows TCC to competitively procure the components from multiple suppliers while maintaining control of the manufacture and performance of the final product.
Our products are sold worldwide through a variety of channels depending on the country and the customer. Generally, TCC does not use stocking distributors because the Company’s products are required to be sold under an applicable U.S. government license, which generally requires end-user information. Rather, the Company sells directly to customers, original equipment manufacturers and value-added resellers using its in-house sales force as well as domestic and international representatives, consultants and distributors. The marketing and selling approach varies with each country and often involves extensive test and demonstration activity prior to the consummation of a sale. TCC has a network of in-country representatives and consultants who conduct performance demonstrations, market the products and close the sale, and who handle on behalf of TCC many of the ancillary requirements pertaining to importation duties, taxes, registration fees, and product receipt and acceptance. After-sale, in-country support by the representatives maintains customer satisfaction and provides a liaison for the Company’s customer support services.
The worldwide market for our Government Systems products remains a principal focus for TCC, as the Company believes increasing concerns with security will sustain demand for increased protection of both voice and data networks. Management plans selected, evolutionary upgrades to our government/military products both to meet new requirements of the market and to provide entry into new markets. We believe the ability of TCC to custom-tailor cryptographic functions and control systems to meet unique customer requirements will meet a growing demand as governments become more sophisticated in defining their communications security needs.

Our principal executive offices are located at 100 Domino Drive, Concord, MA 01742. Our telephone number is (978) 287-5100 and our Internet address is www.tccsecure.com. The contents of our website are not part of this Reoffer Prospectus and should not be considered to be a part of, or incorporated into, this Reoffer Prospectus.
The Offering
This Reoffer Prospectus relates to up to 57,401 shares of our common stock, $0.10 par value, which shares may be offered from time to time by certain stockholders of the Company as described under “Selling Stockholders” below. These stockholders are current officers and directors of the Company.
The selling security holders will acquire the shares of common stock registered hereunder pursuant to the exercise of currently outstanding stock options granted under the Technical Communications Corporation 2010 Equity Incentive Plan, as amended and restated (the “Plan”). This Reoffer Prospectus also relates to options and other awards that may be granted under the Plan subsequent to the date hereof. Each selling stockholder may sell his or her shares at market prices prevailing at the time of sale, at prices related to such prevailing prices, at negotiated prices, or at fixed prices, which may be changed.
The shares of common stock subject to this Reoffer Prospectus are “control securities” under the Securities Act. This Reoffer Prospectus has been prepared for the purpose of registering the shares under the Securities Act to allow future sales by the selling stockholders, on a continuous or delayed basis, to the public without restriction. Each selling stockholder and any broker executing selling orders on a selling stockholder’s behalf pursuant to this Reoffer Prospectus may be deemed an “underwriter” within the meaning of the Securities Act. Any commissions paid to a broker or a dealer and, if a broker-dealer purchases any shares as a principal, any profit received by any such broker-dealer on the resale of shares may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by a selling stockholder may be deemed underwriting commissions.

RISK FACTORS
You should carefully consider the following risk factors that affect our business. Such risk factors could cause our actual results to differ materially from those that are expressed or implied by forward-looking statements contained herein. Some of the risks described relate principally to our business and the industry in which we operate. Others relate principally to the securities market and ownership of our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks are described elsewhere herein or in the materials incorporated herein by reference. Other risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks, and the trading price of our common stock could decline. The discussion of our risk factors should be read in conjunction with the financial statements and notes thereto referenced herein.
Risks Related to Our Business
Our quarterly operating results may fluctuate and our future revenues and profitability are uncertain.
We have experienced significant fluctuations in our quarterly operating results during the last five years and anticipate continued substantial fluctuations in our future operating results. A number of factors have contributed to these quarterly fluctuations including, but not limited to:
•	introduction and market acceptance of new products and product enhancements by us and our competitors;
•	budgeting cycles of customers, including the U.S. government;
•	timing and execution of individual contracts;
•	competitive conditions in the communications security industry;
•	changes in general economic conditions; and
•	shortfalls of revenues in relation to expectations that formed the basis for the calculation of fixed expenses.
Our future success will depend on our ability to respond to rapid technological changes in the markets in which we compete.
The markets for TCC’s products and services are characterized by rapid technological developments, changing customer technological requirements and preferences, frequent new product introductions, enhancements and modifications and evolving industry standards. Our success will depend in large part on our ability to correctly identify emerging technological trends, enhance capabilities, and develop and manufacture new technologies and products quickly, in a cost-effective manner, and at competitive prices. The development of new and enhanced products is a complex and costly process. We may need to make substantial capital expenditures and incur significant research and development costs to develop and introduce such new products and enhancements. Our choices for developing technologies may prove incorrect if customers do not adopt the products we develop or if the technologies ultimately prove to be technically or commercially unviable. Development schedules also may be adversely affected as the result of the discovery of performance problems. If we fail to timely develop and introduce competitive new technologies, our business, financial condition and results of operations would be adversely affected.
Existing or new competitors may develop competing or superior technologies.
The industry in which the Company competes is highly competitive, and the Company has several domestic and foreign competitors. Many of these competitors have substantially greater financial, technical, sales and marketing, distribution and other resources, greater name recognition and longer standing relationships with customers. Competitors with greater financial resources can be more aggressive in marketing campaigns, can survive sustained price reductions in order to gain market share, and can devote greater resources to support existing products and develop new competing products. Any period of sustained price reductions for our products would have a material adverse effect on the Company’s financial condition and results of operations. TCC may not be able to compete successfully in the future and competitive pressures may result in price reductions, loss of market share or otherwise have a material adverse effect on the Company’s financial condition and results of operations. It is also possible that competing products will emerge that may be superior in quality and performance and/or less expensive than those of the Company, or that similar technologies may render TCC’s products obsolete or uncompetitive and prevent the Company from achieving or sustaining profitable operations.

The operating performance of our products is critical to our business and reputation.
The sale and use of our products entail a risk of product failure, product liability or other claims. Occasionally, some of our products have quality issues resulting from the design or manufacture of the product or the software used in the product. Often these issues are discovered prior to shipment and may result in shipping delays or even cancellation of orders by customers. Other times problems are discovered after the products have shipped, requiring us to resolve issues in a manner that is timely and least disruptive to our customers. Such pre-shipment and post-shipment problems have ramifications for TCC, including cancellation of orders, product returns, increased costs associated with product repair or replacement, and a negative impact on our goodwill and reputation.
Once our products are in use, any product failure, including software or hardware failure, which causes a breach of security with respect to our customer’s confidential communications, could have a material adverse effect on TCC. There is no guarantee of product performance or that our products are adequate to protect against all security breaches. While we attempt to mitigate such risks by maintaining insurance and including warranty disclaimers and liability limitation clauses in our arrangements with customers, such mitigation devices may not protect us against liability in all instances. If our products failed for any reason, our clients could experience data loss, financial loss, personal and property losses, harm to reputation, and significant business interruption. Such events may expose us to substantial liability, increased regulation and/or penalties, as well as loss of customer business and a diminished reputation. Any product liability claims and related litigation would likely be time-consuming and expensive, may not be adequately covered by insurance, and may delay or terminate research and development efforts, regulatory approvals and commercialization activities.
If our products and services do not interoperate with our end-users’ products, orders could be delayed or cancelled, which could significantly reduce our revenues.
Our products are designed to interface with our end-users’ existing products, each of which has different specifications and utilizes multiple protocol standards. Many of our end-users’ systems contain multiple generations of products that have been added over time as these systems have grown and evolved. Our products and services must interoperate with all of these products and services as well as with future products and services that might be added to meet our end-users’ requirements. If our products do not interface with those within our end-users’ products and systems, orders for our products could be delayed or cancelled, which could significantly reduce our revenues.
Government regulation and legal uncertainties could harm our business.
As a party to a number of contracts with the U.S. government and its agencies, the Company must comply with extensive regulations with respect to bid proposals and billing practices. Should the U.S. government or its agencies conclude that the Company has not adhered to federal regulations, any contracts to which the Company is a party could be canceled and the Company could be prohibited from bidding on future contracts. Moreover, payments to the Company for work performed on contracts with agencies of the U.S. government are subject to audit and adjustment. The Company could be required to return any payments received from U.S. government agencies if it is found to have violated federal regulations. In addition, U.S. government contracts may be canceled at any time by the government with limited or no notice or penalty. Contract awards are also subject to funding approval from the U.S. government, which involves political, budgetary and other considerations over which the Company has no control.
The Company’s security products are subject to export restrictions administered by the U.S. Department of Commerce and Department of State, which license the export of encryption products, subject to certain technical restrictions. In addition, U.S. export laws prohibit the export of encryption products to a number of hostile countries and some end-users. Although to date the Company has been able to secure necessary U.S. government export licenses, there can be no assurance that the Company will continue to be able to secure such licenses in a timely manner in the future, or at all. Delays in obtaining necessary approvals could be costly in terms of lost sales opportunities and compliance costs. Should export restrictions and regulations become more restrictive, or should new laws be enacted, it could have a negative impact on the Company’s international business, which impact could be material.

Contracts with the U.S. government may not be fully funded at inception and are subject to termination.
A portion of our revenues has historically been generated under agreements with the U.S. government. Any changes or delays in the budget of the U.S. government, and in particular defense spending, could affect our business, and funding levels are difficult to predict with any certainty. Moreover, certain multi-year contracts are conditioned on the continuing availability of appropriations. However, funds are typically appropriated on a fiscal-year basis, even though contract performance may extend over many years, making future sales and revenues under multi-year contracts uncertain. Changes in appropriations and budgets as well as economic conditions generally in subsequent years may impact the funding for these contracts. In addition, changes in funding and other factors may lead to the termination of such contracts. The U.S. government typically has the right to terminate agreements for convenience with little or no penalty. Adverse changes in funding and the termination of government contracts could have a material adverse impact on the Company’s financial condition and results of operations.
Our international operations expose us to additional risks.
The Company is dependent upon its foreign sales and we expect that sales to foreign end-users will continue to account for a significant portion of our revenues for the foreseeable future. As a result, we are subject to the risks of doing business internationally, including imposition of tariffs or embargoes, export controls, trade barriers and trade disputes, regulations related to customs and export/import matters, fluctuations in foreign economies and currency exchange rates, longer payment cycles and difficulties in collecting accounts receivable, the complexity and necessity of using foreign representatives, consultants and distributors, tax uncertainties and unanticipated tax costs due to foreign taxing regimes, the difficulty of managing and operating an enterprise spanning several countries, the uncertainty of protection for intellectual property rights and differing legal systems generally, compliance with a variety of laws and economic and geopolitical developments and conditions, including international hostilities, armed conflicts, acts of terrorism and governmental reactions, inflation, trade relationships and military and political alliances.
We also may not be successful in obtaining the necessary licenses to conduct operations abroad, including the export of many of the Company’s products, and the U.S. government may prevent proposed sales to foreign governments or certain international end-users. Export restrictions, compliance with which imposes additional burdens on the Company, may further provide a competitive advantage to foreign competitors facing less stringent controls on their products and services.
Finally, an increasing focus of our business is in emerging markets, including South America and Southwest Asia. In many of these emerging markets, we may be faced with risks that are more significant than if we were to do business in developed countries, including undeveloped legal systems, unstable governments and economies, and potential governmental actions affecting the flow of goods and currency.
If the protection of our intellectual property is inadequate, our competitors may gain access to our technologies.
The Company’s technological expertise and experience, including certain proprietary rights that it has developed and maintains as trade secrets, are crucial to the conduct of the Company’s business and its ability to compete in the marketplace. Such technological expertise and experience are important as they enable an efficient design and development process. Loss of this experience and expertise would have an adverse impact on the Company. To protect our proprietary information, we rely primarily on a combination of internal procedures, contractual provisions, and patent, copyright, trademark and trade secret laws. Such internal procedures and contractual provisions may not prove sufficient to maintain the confidentiality and proprietary nature of such information and may not provide meaningful protection in the event of any unauthorized use or disclosure. Trade secret and copyright laws afford only limited protection. Current and potential patents and trademarks may not provide us with any competitive advantage and patents and trademarks must be enforced and maintained to provide protection, which may prove costly and time-consuming.

Despite our efforts to safeguard and maintain our proprietary rights, we may not be successful in doing so or the steps taken by us may be inadequate to deter unauthorized parties from misappropriating our technologies or prevent them from obtaining and using our proprietary information, products and technologies. Moreover, our competitors may independently develop similar technologies or design around patents issued to us.
Other parties may have patent rights relating to the same subject matter covered by our products or technologies, enabling them to prevent us from operating without obtaining a license and paying royalties. Third parties also may challenge our patents or proprietary rights or claim we are infringing on their rights. Any claims of infringement or misappropriation, with or without merit, would likely be time-consuming, result in costly litigation and diversion of resources, and cause delays in the development and commercialization of our products. We may be required to expend significant resources to develop non-infringing intellectual property, pay royalties or obtain licenses to the intellectual property that is the subject of such litigation. Royalties may be costly and licenses, if required, may not be available on terms acceptable to us, the absence of which could seriously harm our business.
In addition, the laws and enforcement mechanisms of some foreign countries may not offer the same level of protection as do the laws of the United States. Legal protections of our rights may be ineffective in such countries, and technologies developed in such countries may not be protected in jurisdictions where protection is ordinarily available. Our inability to protect our intellectual property both in the United States and abroad would have a material adverse effect on our financial condition and results of operations.
The Company relies on a small number of customers for a large percentage of its revenues.
We will be successful only if a significant number of customers adopt our secure communications products. Historically the Company has had a small number of customers representing a large percentage of its total sales. Although the Company endeavors to expand its customer base, we expect that sales to a limited number of customers will continue to account for a high percentage of our revenues in any given period for the foreseeable future. This reliance makes us particularly susceptible to factors affecting those customers. If such customers’ business declines and as a result our sales to such customers decline without corresponding sales orders from other customers, our financial condition and results of operations could be adversely affected. It is difficult to predict the rate at which customers will use our products, even in the case of repeat customers, and we do not typically have long-term contractual arrangements.
We may not be able to maintain effective product distribution channels.
We rely on an in-house sales force as well as domestic and international representatives, consultants and distributors for the sale and distribution of our products. Our sales and marketing organization may be unable to successfully compete against more extensive and well-funded operations of certain of our competitors. In addition, we must manage sales and marketing personnel in numerous countries around the world with the concomitant difficulties in maintaining effective communications due to distance, language and cultural barriers. Further, certain of our distributors may carry competing products lines, which may negatively impact our sales revenues.
Our management has determined that the Company’s internal control over financial reporting is currently not effective.
Our management team, under the supervision and with the participation of our Chief Executive Officer and our Chief Financial Officer, conducted an assessment of the effectiveness of the Company’s internal control over financial reporting as of the end of the Company’s 2010 fiscal year. In the course of that assessment, management identified a control deficiency that was also identified in the course of its assessments for fiscal years 2009 and 2008. Specifically, management determined that TCC lacked sufficient staff to segregate accounting duties, which could result in a misstatement of balance sheet and income statement items that would not be detected. Management concluded that such control deficiency constituted a material weakness and that our internal control over financial reporting was not effective as of September 25, 2010.
In addition, the Company determined that during the quarter ended December 25, 2010, a material weakness in our internal control over financial reporting occurred, in that we do not have personnel with an appropriate level of knowledge, experience and training in the application of generally accepted accounting principles as they relate to income taxes. A material weakness is defined as a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis by the company’s internal controls. We are the process of considering a plan to remediate the identified material weaknesses.

Until we are able to remediate the material weaknesses identified, such material weaknesses may materially and adversely affect our ability to report accurately our financial condition and results of operations in the future in a timely and reliable manner. In addition, although we review and evaluate our internal control systems to allow management to report on the sufficiency of our internal control over financial reporting, we cannot assure you that we will not discover additional weaknesses in the future or that any corrective actions taken to remediate issues identified during the course of an assessment will be effective. Any such additional weakness or failure to remediate any existing weaknesses could materially adversely affect our financial condition or ability to comply with applicable financial reporting requirements.
We rely on single or limited sources for the manufacture and supply of certain product components.
For a small percentage of parts, we rely upon a single or limited number of manufacturers and suppliers. Moreover, because we depend on third party manufacturers and suppliers, we do not directly control product delivery schedules or product quality. In addition, we may not be able to maintain satisfactory contractual relations with our manufacturers and suppliers. A significant delay in delivering products to our customers, whether from unforeseen events such as natural disasters or otherwise, could have a material adverse effect on our results of operations and financial condition. If we lose any of our manufacturers or suppliers, we expect that it would take from three to six months for a new manufacturer or supplier to begin full-scale production of one of our products. The delay and expense associated with qualifying a new manufacturer or supplier and commencing production could result in a material loss of revenue and reduced operating margins and harm our relationships with customers. While we have not experienced any significant supply problems or problems with the quality of the manufacturing process of our suppliers and there have been no materially late deliveries of components or parts to date, it is possible that in the future we may encounter problems in the manufacturing process or shortages in parts, components or other elements vital to the manufacture, production and sale of our products.
The loss of existing key management and technical personnel and the inability to attract new hires could have a detrimental effect on the Company.
Our success depends on identifying, hiring, training, and retaining qualified professionals. Competition for qualified employees in our industry is intense and we expect this to remain so for the foreseeable future. If we were unable to attract and hire a sufficient number of employees, or if a significant number of our current employees or any of our senior managers resign, we may be unable to complete or maintain existing projects or bid for new projects of similar scope and revenue. The Company’s success is particularly dependent on the retention of existing management and technical personnel, including Carl H. Guild, Jr., the Company’s President and Chief Executive Officer. Although the Company has entered into an employment agreement with Mr. Guild, the loss or unavailability of his services could impede our ability to effectively manage our operations.
We may need to expand our operations and we may not effectively manage any future growth.
As of March 26, 2011, we employed 33 full-time and two part-time employees as well as several full-time and part-time consultants. In the event our products and services obtain greater market acceptance, we may be required to expand our management team and hire and train additional technical and skilled personnel. We may need to scale up our operations in order to service our customers, which may strain our resources, and we may be unable to manage our growth effectively. If our systems, procedures, and controls are inadequate to support our operations, growth could be delayed or halted, and we could lose our opportunity to gain significant market share. In order to achieve and manage growth effectively, we must continue to improve and expand our operational and financial management capabilities. Any inability to manage growth effectively could have a material adverse effect on our business, results of operations, and financial condition.

Risks Related to Our Common Stock
Investors may find it difficult to trade or obtain quotations for our common stock.
Although our common stock is listed on the NASDAQ Capital Market, trading of our common stock is limited. There can be no assurance a more active market for our common stock will develop. Accordingly, investors must bear the economic risk of an investment in our common stock for an indefinite period of time. Even if a more active market develops, Rule 144 promulgated under the Securities Act, which provides for an exemption from the registration requirements under such act under certain conditions, requires, among other conditions, a holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. We may not be able to fulfill our reporting requirements in the future under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or disseminate to the public any current financial or other information concerning us, as is required by Rule 144 as part of the conditions of its availability.
The price of our common stock has been and may continue to be volatile.
Historically, the market price of our common stock has fluctuated over a wide range. In fiscal year 2010, our common stock traded in a range from $3.60 to $14.68 per share. It is likely that the price of our common stock will fluctuate in the future. The market prices of securities of small-capitalization companies, including ours, from time to time experience significant price and volume fluctuations unrelated to the operating performance of such companies. In particular, the market price of our common stock may fluctuate significantly due to a variety of factors, including:
•	changing export laws and restrictions and regulatory requirements;
•	changing technologies and telecommunications protocols; and
•	the effects of domestic and foreign political and economic unrest.
In addition, the occurrence of any of the risks described in this “Risk Factors” section could have a material and adverse impact on the market price of our common stock.
Our authorized share capital may be used as an anti-takeover device.
The Company currently has authorized for issuance 7 million shares of its common stock. The Board of Directors has the authority to issue a significant number of shares of our common stock without further shareholder approval, subject to any limitations imposed by the NASDAQ Stock Market. This may have an anti-takeover effect of delaying or preventing a change of control without further action by our shareholders.
Our Shareholder Rights Plan and certain provisions of our organizational documents could delay or prevent the acquisition of the company, even if such acquisition would be beneficial to shareholders, and could impede changes in our Board.
Our Shareholder Rights Plan empowers our Board to delay or negotiate, and thereby possibly thwart, any tender offer or takeover attempt the Board opposes. Shareholders who wish to participate in these transactions may not have the opportunity to do so. The rights plan, and certain provisions of our organizational documents, also could limit the price investors are willing to pay in the future for our securities and make it more difficult to change the composition of our Board in any one year. These provisions include the existence of a staggered Board with three classes of directors serving staggered three-year terms and advance notice requirements for shareholders to nominate directors and make proposals.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
We caution you that this Reoffer Prospectus and any prospectus supplement(s) (including any documents incorporated by reference herein or therein) may contain statements that are not purely historical but rather constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s beliefs and assumptions and on information currently available, and are predictions and not guarantees of future performance. Such statements are identified by the use of words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “may,” “could,” “possible,” “forecast,” and similar words and expressions. Forward-looking statements include but are not limited to statements regarding anticipated operating results, future earnings, and the ability to achieve growth and profitability. Such forward-looking statements necessarily involve known and unknown risks, uncertainties and other factors, including but not limited to:
•	future changes in export laws or regulations;
•	changes in technology;
•	the effect of foreign political unrest;
•	the ability to hire, retain and motivate technical, management and sales personnel;
•	the risks associated with the technical feasibility and market acceptance of new products;
•	changes in telecommunications protocols;
•	the effects of changing costs, exchange rates and interest rates; and
•	the Company’s ability to secure adequate capital resources.
Such risks, uncertainties and other factors could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We believe that our expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of our current business and operational knowledge, but we cannot be sure that our actual results or performance will conform to any future results or performance expressed or implied by any forward-looking statements. We assume no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of these statements except as specifically required by law. Accordingly, past results and trends should not be used to anticipate future results or trends. For a more detailed discussion of the risks facing the Company, see the “Risk Factors” section included herein and the Company’s filings with the Commission.

USE OF PROCEEDS
We will not receive any proceeds from the sale of the shares by the selling stockholders under this Reoffer Prospectus, although TCC will receive the exercise price of any options exercised by the holders thereof. All proceeds from the reoffer and resale of any shares registered hereunder will be received by the selling stockholders.
SELLING STOCKHOLDERS
This Reoffer Prospectus relates to the reoffer and resale of up to 57,401 shares of our common stock, $0.10 par value (the “Shares”) by the selling stockholders, who may acquire such Shares pursuant to awards granted under the Plan. The selling stockholders named below, who are officers and directors of the Company, may resell all, a portion or none of such Shares from time to time.
The following table sets forth, with respect to each selling stockholder, based upon information available to us as of May 9, 2011, (1) the number of shares of TCC common stock beneficially owned as of such date; (2) the number of Shares that may be sold pursuant to this Reoffer Prospectus (i.e., the number of shares underlying all stock options held or expected to be held by such selling stockholder under the Plan); and (3) the number and percent of the 1,826,319 outstanding shares of common stock of the Company as of May 9, 2011, owned by the selling stockholder after the offering, assuming the sale by such stockholder of all of such stockholder’s Shares.

	Total Number of		Maximum Number		Number of Shares	Percentage
Name of Beneficial	Securities Beneficially		of Shares being		Held After	Ownership After
Owner(1)	Owned(1)		Offered for Resale		Offering(1)(2)	Offering(1)(2)

Carl H. Guild, Jr.	323,859	(3)	25,900	(4)	301,459	16.2%
Chief Executive Officer, President and Chairman of the Board

Michael P. Malone	100,756	(5)	10,501		90,255	4.9%
Chief Financial Officer, Treasurer and Assistant Secretary

Mitchell B. Briskin	20,777	(6)	7,000	(7)	17,277	*
Director

Robert T. Lessard	31,696	(8)	7,000	(7)	28,196	1.5%
Director

Thomas E. Peoples	19,090	(8)	7,000	(7)	15,590	*
Director

Total	496,178	(9)	57,401	(10)	452,777	23.4%

*	Less than one percent.

(1)
Except as may be otherwise noted in the footnotes to this table, each of the persons named in the table owns the shares listed as beneficially owned by such person directly and exercises sole voting and investment power over such shares. With respect to each such person or group, beneficial ownership includes all securities that such person has the right to acquire within 60 days (including pursuant to options, warrants and similar rights). The mailing address of each person shown is c/o Technical Communications Corporation, 100 Domino Drive, Concord, Massachusetts 01742.

(2)
All calculations of after-offering ownership assume the selling stockholder has exercised all options and sold all Shares underlying such options, including all Shares underlying options expected to be granted in February 2012 as discussed herein. The after-offering percentage of shares owned is based upon 1,826,319 shares of our common stock outstanding on May 9, 2011, plus any shares an individual owner has the right to acquire within 60 days (including pursuant to options, warrants and similar rights).

(3)	Includes an aggregate 25,900 shares issuable upon the exercise of stock options. Includes 297,959 shares held jointly by Mr. Guild and his wife.

(4)
Includes 22,400 shares issuable upon the exercise of stock options granted under the Plan as of May 9, 2011 and 3,500 shares issuable upon the exercise of stock options expected to be granted under the Plan in February 2012 as an annual grant of options to directors of the Company in such amount.

(5)	Includes an aggregate 20,501 shares issuable upon the exercise of stock options.

(6)	Includes an aggregate 14,000 shares issuable upon the exercise of stock options.

(7)
Includes 3,500 shares issuable upon the exercise of stock options granted under the Plan as of May 9, 2011 and 3,500 shares issuable upon the exercise of stock options expected to be granted under the Plan in February 2012 as an annual grant of options to directors of the Company in such amount.

(8)	Includes an aggregate 19,000 shares issuable upon the exercise of stock options.

(9)	Includes an aggregate 87,901 shares issuable upon the exercise of stock options.
If, subsequent to the date of this Reoffer Prospectus, we grant further awards to any eligible participants of the Plan who are affiliates of the Company, including those named above, we will supplement this Reoffer Prospectus with the names of such affiliates and the number of securities to be reoffered and resold by them as selling stockholders.
PLAN OF DISTRIBUTION
TCC is registering the Shares on behalf of the selling stockholders, who will sell the Shares for their own account. The decision to sell any of the Shares is within the discretion of the selling stockholders and subject generally to our policies affecting the timing and manner of sale of common stock by TCC’s executive officers and directors. There can be no assurance that any of the Shares will be offered and sold, and the Company is unable to determine the exact number of Shares that will actually be sold or when or if such sales will occur.
The Shares may be sold or transferred by the selling stockholders (or by their respective pledgees, donees, transferees or other successors in interest), in one or more transactions on the NASDAQ Capital Market (or any successor securities exchange), in negotiated transactions, in private transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated, which may be changed. The selling stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions). The selling stockholders, and any broker-dealers that participate in the distribution of the Shares, may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act. The anti-manipulation rules of Regulation M under the Exchange Act also may apply to sales of the Shares and the activities of the selling stockholders.
In addition to any such number of Shares sold hereunder, a selling stockholder may, at the same time, sell any shares of the Company’s common stock, including the Shares offered by this Reoffer Prospectus, owned by such person in compliance with all of the requirements of Rule 144 under the Securities Act, regardless of whether such shares are covered by this Reoffer Prospectus.

We will pay all costs, fees and expenses in connection with registration of the Shares. Brokerage commissions and similar selling expenses, if any, attributable to the sale of the Shares will be borne by the applicable selling stockholder.
Upon our being notified by a selling stockholder that he or she has acquired options or Shares under this Reoffer Prospectus or any material arrangement has been entered into with a broker or dealer for the sale of shares through a secondary distribution, or a purchase by a broker or dealer, we will file a prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (a) the name of each of such selling stockholder and the participating broker-dealers, (b) the number of Shares involved, (c) the price at which such Shares are being sold, (d) the commissions paid or the discounts or concessions allowed to such broker-dealers, (e) where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in the prospectus, as supplemented, and (f) other facts material to the transaction.
LEGAL MATTERS
Certain legal matters with respect to the securities offered hereby have been passed upon by White White & Van Etten PC, 55 Cambridge Parkway, Cambridge, Massachusetts 02142. David A. White, Esq., a director and shareholder of such firm, is Secretary of the Company.
EXPERTS
Our consolidated financial statements appearing in the Company’s Annual Report on Form 10-K for the year ended September 25, 2010 have been audited by McGladrey & Pullen, LLP, independent registered public accounting firm, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.
Our consolidated financial statements appearing in the Company’s Annual Report on Form 10-K for the year ended September 26, 2009 have been audited by Caturano and Company, Inc. (formerly Caturano and Company, P.C.), independent registered public accounting firm, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” in this Reoffer Prospectus the information in certain other documents that we file with it, which means that we can disclose important information to you by referring you to those documents containing such information. The information incorporated by reference is considered to be part of this Reoffer Prospectus, and information we file later with the SEC will automatically update and supersede this information and information contained in documents filed earlier with the Commission. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering; provided, that we are not incorporating by reference any documents or information deemed to have been furnished and not filed in accordance with SEC rules. The documents we are incorporating by reference are:
1.	Our Annual Report on Form 10-K for the fiscal year ended September 25, 2010 as filed with the SEC on December 22, 2010;
2.	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 25, 2010 and March 26, 2011 as filed with the SEC on February 8, 2011 and May 10, 2011, respectively;
3.	Our Current Reports on Form 8-K as filed with the SEC on February 8, 2011, February 10, 2011, February 14, 2011 and May 9, 2011;
4.	Our definitive Proxy Statement, dated January 7, 2011, relating to the Annual Meeting of Stockholders held on February 7, 2011, as filed with the SEC on January 7, 2011;
5.
The description of our common stock ($.10 par value) contained herein and in the Company’s registration statements filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

As noted, in addition to the documents set forth above, all documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of the Registration Statement of which this Reoffer Prospectus is a part and prior to such time as the Company files a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of any related prospectus to the extent that a statement contained herein or in any subsequently filed document which is also incorporated or deemed to be incorporated herein supersedes or modifies such statement. Any such statement so superseded or modified shall not be deemed, except as so superseded or modified, to constitute a part hereof.
We will provide at no charge, upon written or oral request, copies of any or all of the information incorporated by reference in this Reoffer Prospectus. Requests for such copies should be directed to Michael P. Malone, the Company’s Chief Financial Officer, at Technical Communications Corporation, 100 Domino Drive, Concord, Massachusetts 01742; telephone: (978) 287-5100. Please also see “Where You Can Find More Information” below for important information about the reports and other information we file with the SEC and the services provided by the SEC’s Public Reference Room.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and in accordance with the Exchange Act we file annual, quarterly and current reports, as well as proxy statements and other information, with the SEC. These reports and other information are not incorporated by reference in this Reoffer Prospectus and do not form a part of this Reoffer Prospectus except as stated above under “Incorporation of Certain Information by Reference.” You may read and copy these reports and any other materials filed with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Note, too, that the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.
We will distribute annual reports to our stockholders, including financial statements examined and reported on by independent registered public accounting firm. We also will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this Reoffer Prospectus or the Registration Statement of which it is a part, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to Michael P. Malone, the Company’s Chief Financial Officer, as set forth above.

PART II — INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference
The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement on Form S-8:
1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 25, 2010;
2.	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended December 25, 2010 and March 26, 2011;
3.	The Registrant’s Current Reports on Form 8-K as filed with the SEC on February 8, 2011, February 10, 2011, February 14, 2011 and May 9, 2011; and
3.
The descriptions of the Registrant’s common stock ($.10 par value) contained in the Registrant’s registration statements filed under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to such time as the registrant files a post-effective amendment to this Registration Statement on Form S-8 which indicates that all securities offered hereby have been sold, or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement on Form S-8 and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of any related prospectus to the extent that a statement contained herein or in any subsequently filed document which is also incorporated or deemed to be incorporated herein supersedes or modifies such statement. Any such statement so superseded or modified shall not be deemed, except as so superseded or modified, to constitute a part hereof.

Item 4.	Description of Securities
Not applicable.

Item 5.	Interests of Named Experts and Counsel
The validity of the shares of our common stock being registered pursuant to this registration statement has been passed upon for us by White White & Van Etten PC. David A. White, Esq., a director and shareholder of such firm, is Secretary of the Company.

Item 6.	Indemnification of Directors and Officers
Massachusetts Business Corporation Act
Directors
Section 8.51 of the Massachusetts Business Corporation Act (the “MBCA”) provides that a corporation may indemnify an individual who is a party to a proceeding because he or she is a director against liability incurred in the proceeding if (1) the director conducted himself or herself in good faith, reasonably believed that his or her conduct was in the best interests of the corporation or that his or her conduct was at least not opposed to the best interests of the corporation, and in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or (2) the director engaged in conduct for which he or she shall not be liable under a provision of the articles of organization authorized by the statute. The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the relevant standard of conduct.

Section 8.52 of the statute further provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.
Unless ordered by a court under the MBCA, a corporation may not indemnify a director if the director’s conduct did not satisfy the standards set forth above. A determination must be made as to whether indemnification of the director is permissible because he or she has met the relevant standard of conduct. Such determination shall be made pursuant to Section 8.55 of the MBCA as follows:
(1)
if there are 2 or more disinterested directors, by the Board of Directors by a majority vote of all the disinterested directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of 2 or more disinterested directors appointed by vote;

(2)	by special legal counsel
(i)	selected in the manner prescribed in clause (1) above; or
(ii)	if there are fewer than two disinterested directors, selected by the Board of Directors, in which selection directors who do not qualify as disinterested directors may participate; or
(3)	by the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.
A corporation also may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director, under Section 8.53 of the MBCA, if the director delivers to the corporation: (1) a written affirmation of his or her good faith belief that the director has met the relevant standard of conduct or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of organization as authorized by the statute; and (2) a written undertaking to repay any funds advanced if he or she is not entitled to mandatory indemnification and it is ultimately determined that he or she has not met the relevant standard of conduct. Any such undertaking must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.
Officers
Section 8.56 of the MBCA provides that a corporation may indemnify and advance expenses to an officer of a corporation who is a party to a proceeding because he or she is an officer of the corporation (1) to the same extent as a director; and (2) if he or she is an officer but not a director, to such further extent as may be provided by the articles of organization, the bylaws, a resolution of the board of directors or contract, except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.
An officer of a corporation who is not a director is entitled to mandatory indemnification as set forth above for directors, and may apply to a court under the statute for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance under those provisions.
Articles of Organization and By-laws
Article 6 of the Company’s Articles of Organization, as amended, states that except as provided below, each “officer” of the corporation (defined as any person who serves or has served as a director or in any other office filled by election or appointment by the stockholders or the Board of Directors, and including an officer’s heirs or personal representatives) shall be indemnified by the Company against all “expenses” incurred by him or her in connection with any “proceeding” in which he or she is involved as a result of serving or having served as an officer of the corporation or, at the request of the corporation, as a director, officer, employee or other agent of any other organization.

No indemnification shall be provided to an officer with respect to a matter as to which it shall have been adjudicated in any proceeding that he or she did not act in good faith in the reasonable belief that his or her action was in the best interests of the Company.
In the event that a proceeding is compromised or settled so as to improve any liability or obligation upon an officer or the Company, no indemnification shall be provided to the officer with respect to a matter if the Company has obtained an opinion of counsel that with respect to such matter the officer did not act in good faith in the reasonable belief that his action was in the best interests of the Company.
To the extent authorized by the Board of Directors or the shareholders, the Company may pay indemnification in advance of final disposition of a proceeding upon receipt of an undertaking by the person indemnified to repay such indemnification if he or she shall be adjudicated to be not entitled to indemnification.
“Expense” is defined to mean any liability fixed by a judgment, order, decree, or award in a proceeding, any amount reasonably paid in settlement of a proceeding and any professional fees and other disbursements reasonably incurred in a proceeding. “Proceeding” is defined to mean any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency.

Item 7.	Exemption from Registration Claimed
Not applicable.

Item 8.	Exhibits
The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.	Undertakings
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Concord, Commonwealth of Massachusetts, on this 16th day of May, 2011.

TECHNICAL COMMUNICATIONS CORPORATION
By:	/s/ Carl H. Guild, Jr.
Carl H. Guild, Jr.
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Carl H. Guild, Jr. Carl H. Guild, Jr.	President, Chief Executive Officer Officer and Chairman of the Board (Principal executive officer)	May 16, 2011

/s/ Michael P. Malone Michael P. Malone	Chief Financial Officer, Treasurer and Assistant Secretary (Principal financial and accounting officer)	May 16, 2011

/s/ Mitchell B. Briskin Mitchell B. Briskin	Director	May 16, 2011

/s/ Robert T. Lessard Robert T. Lessard	Director	May 16, 2011

/s/ Thomas E. Peoples	Director	May 16, 2011
Thomas E. Peoples

Exhibit Index

Exhibit
Number		Description

5	*	Opinion of White White & Van Etten PC

10.1
Technical Communications Corporation 2010 Equity Incentive Plan, as amended and restated (Incorporated by reference to Exhibit 10.17 to the Registrant’s Annual Report on Form 10-K, File No. 0-08588, filed December 22, 2010)

23.1	*	Consent of McGladrey & Pullen, LLP, independent registered public accounting firm.

23.2	*	Consent of Caturano and Company, Inc. (formerly Caturano and Company, P.C.), independent registered public accounting firm.

23.3	*	Consent of White White & Van Etten PC (included in Exhibit 5 hereto).

*	Filed herewith.